Exhibit 10.1

SIDE LETTER AGREEMENT FOR CONVERSION

September 11, 2023

Reference in this Side Letter Agreement for Conversion (this “Agreement”) is made to the Simple Agreement for Future Equity by and between Biosight Ltd., an Israeli company (“Biosight”), and the Investors named on the signature page hereto (collectively, the “Investors”), dated as of the date hereof (the “Biosight SAFE”). Capitalized terms used, but not defined, in this Agreement shall have the meanings ascribed to them in the Biosight SAFE.

WHEREAS, (i) prior to the execution of this Agreement, Ayala Pharmaceuticals, Inc. (“Ayala”) and Biosight have, together with a wholly owned subsidiary of Ayala, entered into an Agreement and Plan of Merger and Reorganization between the Biosight, Ayala and such subsidiary, dated as of July 26, 2023 (the “Merger Agreement”), pursuant to which the parties thereto agreed to consummate the Merger with Ayala and (ii) Ayala and one of the Investors entered into a Senior Secured Convertible Promissory Note, dated as of even date hereof (the “Promissory Note”).

WHEREAS, Ayala and the Investors wish to agree that, should the Merger with Ayala be closed prior to the termination of the Biosight SAFE, then the Investors shall be entitled to receive, in consideration for the Initial Amount and the Additional Amount, shares of the common stock of Ayala, par value $0.001 per share (the “Ayala Common Stock”), on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Should the Merger with Ayala be closed prior to the termination of the Biosight SAFE, then, immediately prior to the closing of the Merger with Ayala, Ayala shall issue to the Investors a number of shares of Ayala Common Stock (the “Initial Amount Shares”) equal to:

(x) the sum of (A) the Initial Amount and (B) any portion of the Additional Amount actually invested by Investors in Biosight prior to the Merger, divided by

(y) a price per share equal to sixty-five percent (65%) of either:

(i) if definitive agreements with respect to an Ayala PIPE (as defined below) are executed prior to the Merger with Ayala and the Ayala PIPE is consummated substantially simultaneous with the closing of the Merger with Ayala, the lowest effective price per share at which shares of Ayala Common Stock are purchased in such Ayala PIPE, or

(ii) if the conditions set forth in clause (y)(i) are not satisfied, the average of the closing prices of the Ayala Common Stock on the OTCQB on the five trading days immediately preceding the date on which the closing of the Merger with Ayala occurs.

2. Should the Merger with Ayala be closed prior to the termination of the Biosight SAFE, then, following the Closing of the Merger with Ayala, if Ayala enters into definitive agreements for a private investment in public equity (PIPE) transaction involving the issuance of shares of Ayala Common Stock (or securities convertible into such shares) (the “Ayala PIPE”), the Investors shall have the right (but not the obligation) to invest up to all of the portion, if any, of the Additional Amount that was never actually invested by Investors in Biosight prior to the Merger (such portion, the “Uninvested Amount”) directly in Ayala and purchase shares of Ayala Common Stock on the same terms of the Ayala PIPE, except that the price per share shall equal to sixty-five percent (65%) of the lowest effective price per share at which shares of Ayala Common Stock are purchased in the Ayala PIPE (the shares of Ayala Common Stock issuable to the Investors in such event, the “Additional Amount PIPE Shares”). Ayala shall inform the Investors about the Ayala PIPE no later than 10 days prior to the date on which it executes the definitive agreements therefor and the Investors shall have up to 10 days following the date of such notice to exercise their aforesaid right by way of written notice to Ayala.

3. If the Ayala PIPE is not consummated within six (6) months following the closing of the Merger with Ayala (such date, the “Trigger Date”), then, for a period of 30 days following the Trigger Date, the Investors shall have the right (but not the obligation) to invest up to all of the Univested Amount directly in Ayala (by way of delivering a written notice to Ayala) and purchase shares of Ayala Common Stock at a price per share equal to sixty-five percent (65%) of the average of the closing prices of the Ayala Common Stock on the OTCQB on the five trading days immediately preceding the date on which such notice is delivered to Ayala (the shares of Ayala Common Stock issuable to the Investors in such event, the “Additional Amount No PIPE Shares”and together with the Initial Amount Shares and the Additional Amount PIPE Shares, the “Conversion Shares”).

4. The mechanics of conversion, including timing of delivery of the Conversion Shares, under paragraph 1, 2 and 3 hereof shall be substantially the same as the mechanics of conversion, including timing of delivery of the Conversion Shares, in the Promissory Note (including consequences of failure or delay in delivery). Without derogating from the generality of the foregoing, it is hereby clarified that (i) the representations and warranties made by Ayala in the Promissory Note shall apply, mutatis mutandis, to the conversion and issuance of the Conversion Shares and (ii) if the Conversion Shares are issued pursuant to paragraph 1 or 2 hereof in connection with the Ayala PIPE (whether as a voluntary investment or not), then, if the Ayala PIPE entails the issuance of warrants (or similar instruments) to the investors in the PIPE, the Investors shall be entitled to receive, along with their Conversion Shares, warrants on the same terms issuable in the Ayala PIPE (with the number of warrants to be issued to the Investors being calculated based on the Initial Amount and the Additional Amount actually invested by Investors in Biosight or Ayala pursuant to Biosight SAFE and/or paragraph 1 or 2 hereof, assuming, for the purpose of calculating the number of warrants to be issued, that the percentage “sixty-five percent (65%)”in paragraphs 1 and 2 hereof were replaced by “one hundred percent (100%)”).

5. Two duplicate originals of this Agreement may be executed by the undersigned, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic format copies of this Agreement shall have the same force and effect as an original.

6. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7. Any provision of this Agreement may be amended by a written instrument executed by Ayala and the Investors, acting by a Majority-in-Interest, which amendment shall be binding on all successors and assigns. Any provision of this Agreement may be waived by the party seeking enforcement thereof, which waiver shall be binding on all successors and assigns. Any waiver by Ayala or the Investors must be in writing. Any waiver by Ayala or the Investors of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of Ayla or the Investors to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion.

8. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Letter of Instructions in connection with the Biosight SAFE.

COMPANY:

Ayala Pharmaceuticals, Inc.

Signature:	/s/ Kenneth A. Berlin
Name:	Kenneth A. Berlin
Title:	President & CEO
Address:	9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ USA 08852
Email:	ken.b@ayalapharma.com

[Signature Page for Ayala Letter of Instructions- IBF]

INVESTORS:

Israel Biotech Fund I, L.P.
By its general partner:
Israel Biotech Fund GP Partners, L.P.
By its general partner:
I.B.F. Management, Ltd.

Signature:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director

Israel Biotech Fund II, L.P.
By its general partner:
Israel Biotech Fund GP Partners II, L.P.
By its general partner:
I.B.F. Management, Ltd.

Signature:	/s/ Ido Zairi
Name:	Ido Zairi
Title:	Director

[Signature Page for Ayala Letter of Instructions- Arkin]

INVESTORS:

Arkin Bio Ventures L.P.
By its general partner:
Arkin Bio Ventures Partners Ltd.

Signature:	/s/ Moshe Arkin
Name:	Moshe Arkin
Title:	Director

Arkin Communication Ltd.

Signature:	/s/ Moshe Arkin
Name:	Moshe Arkin
Title:	Director

[Signature Page for Ayala Letter of Instructions- Marstrand Partners L.P.]

INVESTORS:

Marstrand Partners L.P.
By its general partner:

Signature:	/s/ Aaron Sasson
Name:	Aaron Sasson
Title:	Partner

[Signature Page for Ayala Letter of Instructions- Odesey I, L.P.]

INVESTORS:

Odesy I, L.P.

Signature:	/s/ Ori Sasson
Name:	Ori Sasson
Title:	Founder

[Signature Page for Ayala Letter of Instructions- Biotel Limited]

INVESTORS:

Biotel Limited

Signature:	/s/ Rodney Hodges
Name:	Rodney Hodges
Title:	duly authorized by Champel Directors
Limited to sign on its behalf as corporate
director of Biotel Limited

[Signature Page for Ayala Letter of Instructions- Do-Tsach Ltd.]

INVESTORS:

Do-Tsach, Ltd.

Signature:	/s/ Tzachy Sultan
Name:	Tzachy Sultan
Title:	Director

[Signature Page for Ayala Letter of Instructions- Sharam I. Sasson and Fariba J. Sasson, Trustees of the Sasson Family Trust U/D/T dated December 28, 1994]

INVESTORS:

Sharam I. Sasson and Fariba J. Sasson,
Trustees of the Sasson Family Trust
U/D/T dated December 28, 1994.

Signature:	/s/ Sharam I. Sasson and Fariba J.
Sasson, Trustees
Name:	Sharam I. Sasson and Fariba J.
Sasson, Trustees
Title:	Trustee